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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 20, 1996 (except Note 8, as to which the date is October 21, 1997), with respect to the financial statements of The B-L Network, Inc. included in the Registration Statement (Form S-1) and related Prospectus of SCP Pool Corporation for the registration of 2,950,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Atlanta, Georgia

December 9, 1997